Exhibit 3.312

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “TENNYSON HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2005, AT 4:06 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “TENNYSON HOLDINGS, INC. “ TO “TENNYSON HOLDINGS, LLC”, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2007, AT 9:53 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2007, AT 11:50 O’CLOCK P.M.

CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2007, AT 9:53 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2007, AT 11:50 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “TENNYSON HOLDINGS, LLC”.

		/s/ Jeffrey W. Bullock
		Jeffrey W. Bullock, Secretary of State
4075793 8100H	AUTHENTICATION:	9120379
111142349	DATE:	10-27-11

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:06 PM 12/12/2005 FILED 04:06 PM 12/12/2005 SRV 051010691 - 4075793 FILE

CERTIFICATE OF INCORPORATION

OF

TENNYSON HOLDINGS, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows.

ARTICLE I

The name of The Corporation is: Tennyson Holdings, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle The name of the Corporation’s registered agent at such address is the Corporation Service Company.

ARTICLE III

The purpose for which the Corporation is organized is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation law of the State of Delaware, as from time to time in effect.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share.

ARTICLE V

Elections of directors need not be by ballot unless required by the By-laws of the Corporation (the “By-laws”) Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

ARTICLE VI

In furtherance and not in limitation of the power conferred upon The Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal By-laws adopted by the Board of Directors

ARTICLE VII

No director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit any liability that may exist with respect to (1) a breach of the director’s duty of loyalty to The Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation’s directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as in effect on the date hereof and as such Section may be amended after the date hereof to the extent such amendment permits such liability to be further eliminated or limited. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (as in effect on the date hereof and as such Section may be amended after the date hereof) each person that such Section grants the Corporation the power to indemnify.

ARTICLE VIII

The name and address of the sole incorporator is as follows:

Rebecca Hurley
Triad Hospitals, Inc
5800 Tennyson Parkway
Plano, Texas 75024

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of the 12th day of December, 2005.

/s/ Rebecca Hurley
Rebecca Hurley Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 10:19 AM 12/28/2007 FILED 09:53 AM 12/28/2007 SRV 071369572 - 4075793 FILE

CERTIFICATE OF CONVERSION

CONVERTING

TENNYSON HOLDINGS, INC.

(A Delaware Corporation)

TO

TENNYSON HOLDINGS, LLC

(A Delaware Limited Liability Company)

This Certificate of Conversion is being filed for the purpose of converting Tennyson Holdings, Inc., a Delaware corporation (the “Converting Corporation”), to a Delaware limited liability company to be named “Tennyson Holdings, LLC” (the “Company”) pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”).

The undersigned, as an authorized person of the Converting Corporation and the Company, does hereby certify as follows:

1. Name of Converting Corporation. The name of the Converting Corporation immediately prior to the filing of this Certificate of Conversion, was “Tennyson Holdings, Inc.”.

2. Date and Jurisdiction of Incorporation of Converting Corporation. The date on which, and the jurisdiction where, the Converting Corporation was incorporated, which jurisdiction has not changed, are as follows:

Date	Jurisdiction

December 12, 2005	Delaware

3. Name of Converted Limited Liability Company. The name of the Delaware limited liability company to which the Converting Corporation has been converted and the name set forth in the Certificate of Formation of the Company filed in accordance with Section 18-214(b) of the Delaware LLC Act is “Tennyson Holdings, LLC”.

4. Effective Time. This Certificate of Conversion shall be effective at 11:50 p.m. on December 31, 2007.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion as of December 27, 2007.

/s/ Rachel A. Seifert
Name: Rachel A. Seifert
Authorized Person

1332523.1

State of Delaware Secretary of State Division of Corporations Delivered 10:19 AM 12/28/2007 FILED 09:53 AM 12/28/2007 SRV 071369572 - 4075793 FILE

CERTIFICATE OF FORMATION

OF

TENNYSON HOLDINGS, LLC

This Certificate of Formation is being filed pursuant to Section 18-214(b) of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., in connection with the conversion of Tennyson Holdings, Inc., a Delaware corporation, to a Delaware limited liability company.

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is Tennyson Holdings, LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, DE (New Castle County) 19808. The registered agent of the Company for service of process at such address is Corporation Service Company.

3. Effective Time. This Certificate of Formation shall become effective at 11:50 p.m. on December 31, 2007.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of December 27, 2007.

/s/ Rachel A. Seifert
Name: Rachel A. Seifert
Authorized Person

1332508.1